CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of The Interpublic Group of Companies, Inc. (the "Company"), of our report dated February 22, 2000, except for Note 15, which is as of July 13, 2000 which appears in this Current Report on Form 8-K; Registration Statements No. 2-79071; No. 2-43811; No. 2-56269; No. 2-61346; No.
2-64338;  No. 2-67560;  No. 2-72093;  No. 2-88165; No. 2-90878; No. 2-97440; and
No. 33-28143, relating variously to the Stock Option Plan (1971), the Stock Option Plan (1981), the Stock Option Plan (1988) and the Achievement Stock Award Plan of the Company; Registration Statements No. 2-53544; No. 2-91564; No. 2-98324; No. 33-22008; No. 33-64062; and No. 33-61371, relating variously to the
Employee Stock Purchase Plan (1975), the Employee Stock Purchase Plan (1985) and the Employee Stock Purchase Plan of the Company (1995); Registration Statements No. 33-20291 and No. 33-2830 relating to the Management Incentive Compensation Plan of the Company; Registration Statements No. 33-5352; No. 33-21605; No. 333-4747; and No. 333-23603 relating to the 1986 Stock Incentive Plan, the 1986 United Kingdom Stock Option Plan and the 1996 Stock Incentive Plan of the Company; Registration Statements No. 33-10087 and No. 33-25555 relating to the Long-Term Performance Incentive Plan of the Company; Registration Statement No. 333-28029 relating to The Interpublic Outside Directors' Stock Incentive Plan of the Company; Registration Statement No. 33-42675 relating to the 1997 Performance Incentive Plan of the Company. We also consent to the incorporation by reference of our report on the Supplemental Consolidated Financial Statement Schedule, which appears in this Form 8-K.



PricewaterhouseCoopers LLP
New York, New York

July 13, 2000